[   ]                                                        [   ] Shares



              Incorporated Under the Laws of the State of Indiana


                                  AMTRAN, INC.

                               SERIES B PREFERRED




                  This is to certify that [ ] is the owner of [ ] shares of Series B Preferred Stock of AMTRAN, INC. (the "Company"), having no par value, which shares are fully paid and non-assessable, and are transferable only on the books of the Company by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.


                  IN WITNESS WHEREOF, the said corporation has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed this [ ]th day of [ ].





John P. Tague                               Brian Hunt
President and                               Secretary
Chief Executive Officer








THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER SOLELY FOR ITS OWN ACCOUNT FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS AND, UNLESS REGISTERED, MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION THEREFROM.

THE DESIGNATION OF SERIES B PREFERRED STOCK SETTING FORTH THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES IS SET FORTH IN THE ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY, A COPY OF WHICH SHALL BE FURNISHED TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE BY THE COMPANY.